Exhibit 99.1

Emulex Investor Contact: Frank Yoshino Vice President, Finance +1 714 885-3697 frank.yoshino@emulex.com	Endace Press/Investor Contact: Tim Nichols Vice President, Corporate Marketing +1 408 220-6149 tim.nichols@endace.com

Emulex Press Contact:

Katherine Lane

Director, Corporate Communications

+1 714 885-3828

katherine.lane@emulex.com

EMULEX OBTAINS NEW ZEALAND GOVERNMENTAL APPROVAL FOR

ACQUISITION OF ENDACE

Closing Date is February 12, 2013

COSTA MESA, Calif. and SUNNYVALE, Calif., February 5, 2013 – Emulex Corporation (NYSE:ELX), the leading provider of converged networking solutions, and Endace Limited (LSE:EDA), a leading supplier of network visibility infrastructure products, announced today that the Emulex Takeover Offer for Endace has been approved by the New Zealand Overseas Investment Office, and assurances of continuity have been received for the research and development grants Endace receives from the New Zealand Ministry of Science and Innovation. The Closing Date for shareholders to submit their shares to the Offer is 1 p.m. London time on February 12, 2013 (the “Closing Date”).

“We are pleased to have passed these major milestones in our acquisition of Endace. Emulex looks forward to completing the acquisition,” said Jim McCluney, chief executive officer (CEO) of Emulex.

Mike Riley, CEO of Endace, said, “We have been very pleased by the reception that the Offer has received from the Endace shareholders and our customers. Our employees are also looking forward to the benefits that the acquisition will bring to Endace’s business.”

Endace is a New Zealand incorporated company and therefore the Offer was made pursuant to the New Zealand Takeovers Code (NZTC). When the Takeover Offer was made on December 21, 2012, the Closing Date of the offer period was set for 1 p.m. London time on January 29, 2013. The Closing Date was extended to 1 p.m. London time on February 12, 2013 through a notice that Emulex provided on January 14, 2013 under the NZTC. The Closing Date cannot be extended further unless the Offer is declared unconditional as to level of acceptances. As a result, shareholders are urged to submit their Takeover Offer acceptances to the receiving agent prior to 1 p.m. London time on February 12, 2013.

A copy of Emulex’s Offer, Endace’s response (including the Endace Board recommendation), and the Independent Adviser’s report prepared by Grant Samuel for Endace was sent to Endace shareholders and option holders. Copies of those documents are available from the Endace web site (www.endace.com), and from the Emulex web site (www.emulex.com) through the Emulex Form 8-K filed on December 21, 2012.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel Host Bus Adapters, 10Gb Ethernet Network Interface Cards, Ethernet-based Converged Network Adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif. and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

About Endace

Endace provides world-leading network visibility infrastructure, which is trusted by some of the world’s largest organizations to accelerate their response to network and security problems.

Endace Intelligent Network Recorders guarantee to capture, index and record 100-percent of network traffic while scaling from 1 Gbps to 100 Gbps. EndaceVision is Endace’s proprietary web-based application that enables engineers to visualize, search and retrieve network traffic from any Endace Recorder anywhere across the network.

Endace’s marketing headquarters are in Sunnyvale, California. R&D is in Auckland, New Zealand. Sales offices across the US, in Reading, UK and Sydney, Australia provide support for customers.

Quoted on London’s AIM, the stock code is LSE: EDA.L

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“Safe Harbor” Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those relating to the pending acquisition of Endace, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that the pending acquisition of Endace Limited (Endace) is not completed on a timely basis or at all, the effects of the pending acquisition of Endace, including our ability to realize the anticipated benefits of the potential acquisition of Endace on a timely basis or at all, and our ability to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights, the risk of monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy fights or the actions of activist stockholders; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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